EXHIBIT 3.05


                            BY-LAWS OF TOPTEAM, INC.

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                                  TOPTEAM, INC.
                                     BY-LAWS


                                  STOCKHOLDERS

         SECTION 1.        ANNUAL MEETING OF STOCKHOLDERS.

         The annual meeting of stockholders of the Corporation for the purpose of electing directors and of transacting such other business as may properly come before the meeting shall be held at such place and time as shall be designated by the Board of Directors.

         SECTION 2.        SPECIAL MEETINGS OF STOCKHOLDERS.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose may be called only by a majority of the entire Board of Directors.

         SECTION 3.        NOTICE OF MEETING.

         The Secretary shall cause written notice of the time, place and purposes of each meeting to be mailed, or delivered personally, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at the meeting.

         Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened.

         SECTION 4.        QUORUM.

         At any meeting of stockholders the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The stockholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         Whether or not a quorum is present, the meeting may be adjourned from time to time by the Chairman of the meeting or upon a vote of the shares present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notices thereof.

         SECTION 5.        ORGANIZATION.

         The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or such Executive Vice President, Senior Vice President or Vice President as the Chairman of the Board of Directors may designate, shall act as Chairman of meetings of the stockholders. The Board of Directors or the stockholders may appoint any stockholder to act as Chairman of any meeting in the absence of the Chairman of the Board of Directors, the Vice

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Chairman  of  the  Board  of  Directors,   the  President,  the  Executive  Vice
Presidents, the Senior Vice Presidents and the Vice Presidents.

         The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

         SECTION 6.        VOTING.

         At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

         SECTION 7.        INSPECTORS OF ELECTIONS.

         The Board of Directors or Chairman of the meeting and stockholders may appoint one or more inspectors to count and tabulate the votes and to perform such other acts or duties as may be requested by the Chairman or required by law. On request of the Chairman of the meeting or as otherwise required by law, the inspectors shall make and execute a written report to the Chairman of the meeting of any facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote certified by the inspectors.

         SECTION 8.        STOCK LIST.

         A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at the Corporation's

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principal  place of business or at a place  within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         SECTION 9.        CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.

         Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

                                    DIRECTORS

         SECTION 1.        NUMBER.

         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than 1 nor more than 5 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total authorized number of Directors.

         SECTION 2.        TERMS.

         The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2000 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2001 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2002 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

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         SECTION 3.        NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors remaining in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 4.        REMOVAL.

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 5.        NOMINATIONS OF DIRECTOR CANDIDATES.

         NOMINATIONS OF CANDIDATES FOR ELECTION AS DIRECTORS OF THE CORPORATION AT ANY MEETING OF STOCKHOLDERS CALLED FOR ELECTION OF DIRECTORS (AN "ELECTION MEETING") MAY BE MADE BY THE BOARD OF DIRECTORS OR BY ANY STOCKHOLDER ENTITLED TO VOTE AT SUCH ELECTION MEETING WHO COMPLIES WITH THE REQUIREMENTS OF THIS
SECTION 4.

         NOMINATIONS MADE BY THE BOARD OF DIRECTORS SHALL BE MADE AT A MEETING OF THE BOARD OF DIRECTORS, OR BY WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING, NOT LESS THAN 30 DAYS PRIOR TO THE DATE OF THE ELECTION MEETING. AT THE REQUEST OF THE SECRETARY OF THE CORPORATION EACH PROPOSED NOMINEE SHALL PROVIDE THE CORPORATION WITH SUCH INFORMATION CONCERNING THEMSELVES AS IS REQUIRED, UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, TO BE INCLUDED IN THE CORPORATION'S PROXY STATEMENT SOLICITING PROXIES FOR THEIR ELECTION AS A DIRECTOR.

         NOT LESS THAN 90 DAYS PRIOR TO THE DATE OF THE ELECTION MEETING IN THE CASE OF AN ANNUAL MEETING AND NOT MORE THAN 7 DAYS FOLLOWING THE DATE OF NOTICE OF THE MEETING IN THE CASE OF A SPECIAL MEETING, ANY STOCKHOLDER WHO INTENDS TO MAKE A NOMINATION AT THE ELECTION MEETING SHALL DELIVER A NOTICE TO THE SECRETARY OF THE CORPORATION SETTING FORTH (I) THE NAME, AGE, BUSINESS ADDRESS AND RESIDENCE ADDRESS OF EACH NOMINEE PROPOSED IN SUCH NOTICE, (II) THE PRINCIPAL OCCUPATION OR EMPLOYMENT OF EACH SUCH NOMINEE, (III) THE NUMBER OF SHARES OF CAPITAL STOCK OF THE CORPORATION WHICH ARE BENEFICIALLY OWNED BY EACH SUCH NOMINEE, (IV) A STATEMENT THAT THE NOMINEE IS WILLING TO BE NOMINATED AND
(V) SUCH OTHER INFORMATION CONCERNING EACH SUCH NOMINEE AS WOULD BE REQUIRED, UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, IN A PROXY STATEMENT SOLICITING PROXIES FOR THE ELECTION OF SUCH NOMINEES.

         IN THE EVENT THAT A PERSON IS VALIDLY DESIGNATED AS A NOMINEE IN ACCORDANCE WITH PARAGRAPH (B) OR PARAGRAPH (C) HEREOF AND SHALL THEREAFTER BECOME UNABLE OR UNWILLING TO STAND FOR ELECTION TO THE BOARD OF DIRECTORS, THE BOARD OF DIRECTORS OR THE STOCKHOLDER WHO PROPOSED SUCH NOMINEE, AS THE CASE MAY BE, MAY DESIGNATE A SUBSTITUTE NOMINEE.

         IF THE CHAIRMAN OF THE ELECTION MEETING DETERMINES THAT A NOMINATION WAS NOT MADE IN ACCORDANCE WITH THE PROCEDURES AS SET FORTH IN THESE BY-LAWS, SUCH NOMINATIONS SHALL BE VOID.

         SECTION 6.        REGULAR MEETINGS.

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

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         SECTION 7.        SPECIAL MEETINGS.

         Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board of Directors or three of the directors.

         SECTION 8.        NOTICE OF MEETINGS.

         The Secretary shall give notice of the time and place of holding each meeting (except for the meeting immediately following the annual meeting of stockholders) by mailing such notice at least three (3) days before the meeting, or by telegraphing the same at least two (2) days before the Meeting to each Director.

         SECTION 9.        PRESENCE AT MEETING.

         A member of the Board of Directors or of a Committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner constitutes presence in person at the meeting.

         SECTION 10.       QUORUM.

         A majority of the members of the Board of Directors then in office, or of a committee thereof, shall constitute a quorum for the transaction of business, except that the Chairman of the Board and two additional members shall constitute a quorum of the Executive Committee of the Board of Directors, and the vote of a majority of the members present at a meeting of which a quorum is present shall be the act of the Board of Directors or of the Committee thereof, except for the amendment of the By-laws which shall require a vote of not less than a majority of the members of the Board of Directors then in office.

         SECTION 11.       ACTION WITHOUT A MEETING.

         Action required or permitted to be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting, if all members of the Board of Directors or of the committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board of Directors or Committee. The consent shall have the same effect as a vote of the Board of Directors or Committee thereof for all purposes.

         SECTION 12.       ORGANIZATION.

         At all meetings of the Board of Directors the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, an Executive Vice President, a Senior Vice President or a Vice President, or in their absence a member of the Board to be selected by the members present, shall preside as Chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of all meetings of the Board, except that in their absence the Chairman of the meeting may designate any other person to act as secretary.

         At meetings of the Board of Directors business shall be transacted in such order as from time to time the Board may determine.

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         SECTION 13.       COMMITTEES OF THE BOARD.

         The Board of Directors may designate one or more Committees, including an Executive Committee, each consisting of one or more Directors of the Corporation as members and one or more Directors as alternate members, with such power and authority as prescribed by the By-laws or as provided in a resolution of the Board of Directors. Each Committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

         SECTION 14.       COMPENSATION.

         The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of Committees of the Board of Directors may be allowed like compensation for attending Committee meetings.

                                    OFFICERS

         SECTION 1.        OFFICERS.

         The officers of the Corporation shall be a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, all of whom shall be subject to the control of the Board of Directors. The Board of Directors, immediately after each annual meeting of stockholders, shall select a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President and one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, and a Secretary, a Treasurer and a Controller. Any two or more of the above offices may be held by the same persons except as prohibited by law, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or by the Certificate of Incorporation or By-laws to be executed, acknowledged or verified by two or more officers. The Board of Directors may select at any time such additional officers or assistant officers as they may deem desirable and who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

         All officers shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors then in office.

         SECTION 2.        TERM OF OFFICE.

         The term of each officer shall be until the succeeding Board of Directors meeting immediately following the next annual meeting of stockholders and until his successor is elected and qualified unless sooner terminated as provided or permitted by the By-laws or by law.

         SECTION 3.        POWERS  AND  DUTIES OF THE  CHAIRMAN  OF THE BOARD OF
                           DIRECTORS.

         The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have the general management and control of the affairs and business of the Corporation; shall preside at all meetings of shareholders and directors; shall perform all other duties and shall have all other powers commonly incident to the office or delegated by the Board of Directors, or which

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are or may at any time be  authorized  or  required  by law;  and shall,  in the absence or incapacity of the President, perform all the duties and functions and exercise all the powers of the President.

         SECTION 4.        VICE CHAIRMAN OF THE BOARD OF DIRECTORS.

         The Vice Chairman of the Board of Directors shall have such powers and perform such duties as may be assigned by the Board of Directors or be delegated by the Chairman of the Board of Directors.

         SECTION 5.        PRESIDENT.

         The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board of Directors, shall have general charge, control and supervision over the administration and operations of the Corporation; shall perform all the duties and functions and exercise all the powers of the Chairman of the Board of Directors in the absence or disability of the Chairman of the Board of Directors; and shall have all other powers and perform all other duties commonly incident to the office or delegated by the Board of Directors or by the Chairman of the Board of Directors, or which are or may at any time be authorized or required by law.

         SECTION 6.        VICE PRESIDENT.

         Each Executive Vice President, each Senior Vice President and each of the other Vice Presidents shall have such powers and perform such duties as may be assigned by the Board of Directors or be delegated by the Chairman of the Board of Directors and the President. In case of death, disability or absence of the Chairman of the Board of Directors and the President, the powers, duties and functions of the President shall be temporarily performed and exercised by the Vice Chairman of the Board of Directors or such one of the Executive Vice Presidents, Senior Vice Presidents or the Vice Presidents as shall be designated by the Board of Directors, or if not designated by the Board of Directors, by the Chairman of the Board of Directors or the President.

         SECTION 7.        POWERS AND DUTIES OF THE SECRETARY.

         The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and also (unless otherwise directed) the minutes of all meetings of committees. The Secretary shall procure and keep in the files copies of the minutes of all meetings of stockholders and Boards of Directors of all corporations which the Corporation controls by ownership of stock or otherwise. The Secretary shall attend to the giving and serving of all notices and shall be custodian of the seal of the Corporation. The Secretary may sign with the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or a Vice President, in the name of the Corporation, all bonds, contracts and instruments of conveyance authorized by the Board of Directors, and when so ordered by the Board of Directors shall affix the seal of the Corporation thereto. The Secretary shall have charge of all such books and papers as the Board of Directors may direct; all of which shall at all reasonable times be open to the examination of any director upon application at the office of the Corporation during business hours. The Secretary shall publish promptly to stockholders any action in respect to dividends or the allotment of rights for subscription to securities. The Secretary shall, in general, perform all the duties incident to the office of the Secretary, and shall be subject in all matters to the control of the Board of Directors.

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         SECTION 8.        ASSISTANT SECRETARY.

         The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall have such powers and shall perform such duties as may be delegated by the Board of Directors.

         SECTION 9.        POWERS AND DUTIES OF THE TREASURER.

         The Treasurer shall have custody of all funds of the Corporation. The Treasurer is authorized and empowered to receive and collect all moneys due to the Corporation and to receipt therefor. All moneys received by the Treasurer shall be deposited to the credit of the Corporation with such depositories as may be designated by the Board of Directors; the Treasurer may endorse for deposit therein, or for collection, all checks, drafts, vouchers, notes or other obligations drawn to the order of the Corporation or payable to it. The Treasurer is authorized to pay, by check or otherwise, vouchers, payrolls, drafts and other accounts payable when approved for payment by the Controller or such person or persons as may be designated by the Controller with the approval of the Chairman of the Board of Directors or the President; also to make disbursements which have been otherwise ordered or provided for by the Board of Directors, and for dividends or stock when due and payable. The Treasurer is also authorized to draw checks against any funds to the credit of the Corporation with any of its depositories; but all checks drawn by the Treasurer except as otherwise provided for by resolution of the Board of Directors, shall be countersigned by the Controller or such person or persons as may be designated by the Controller with the approval of the Board of Directors, the Chairman of the Board of Directors, or the President from time to time to countersign the same. The Treasurer shall sign, with the Chairman of the Board of Directors or the President or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange and promissory notes of the Corporation. The Treasurer shall enter regularly in the books of the Corporation, to be kept by the Treasurer for that purpose, a full and accurate account of all moneys received and paid by the Treasurer on account of the Corporation; and shall render reports thereof to the Controller at such times and in such form as the latter may prescribe. The Treasurer shall have charge of the capital stock transfer records, ledgers and unissued and cancelled certificates and shall prepare and certify for use at the annual meeting of stockholders a list, alphabetically arranged, of the stockholders entitled to vote at such meeting. Whenever required by the Board of Directors the Treasurer shall render a statement of the cash and security accounts, and shall at all reasonable times exhibit the books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours. The Treasurer shall perform all acts incident to the position of the Treasurer, and be subject in all matters to the control of the Board of Directors. The Treasurer shall give a bond for the faithful discharge of his or her duties in such sum as the Board of Directors may require.

         SECTION 10.       ASSISTANT TREASURER.

         The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall have such powers and perform such duties as may be delegated by the Board of Directors.

         SECTION 11.       POWERS AND DUTIES OF THE CONTROLLER.

         The Board of Directors shall appoint a Controller who shall prescribe the system of accounts. The Controller shall have immediate charge of all books and records of account kept in Santa Clara, except as otherwise provided for by resolution of the directors, and the Controller shall have the supervision and direction for all other accounts of the Corporation and of any corporation which this Corporation controls by ownership of stock or otherwise. The Controller shall require reports from the Treasurer and from all other officers and agents

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of the Corporation  who receive or disburse funds for its account,  at such time and in such form as the Controller may deem advisable, showing all receipts and disbursement for the Corporation's account, the Controller shall be responsible for the auditing and vouching of all disbursements, and shall have the custody of all vouchers, drafts, invoices and other evidences of such disbursements. The Controller shall maintain, or cause to be maintained, necessary records of the Corporation's personal property so that proper accounting may be had therefor, and may require such periodical reports from the custodians thereof as the Controller may deem necessary. The Controller shall approve for payment all vouchers, payrolls, drafts and other accounts payable when authorized and approved by the Chairman of the Board of Directors or the President or by such person or persons as may be designated by the Chairman of the Board of Directors or the President in writing, the Controller shall countersign all warrants for the depositing of securities in the safe deposit boxes of the Corporation or their withdrawal therefrom, the Controller shall countersign all checks drawn by the Treasurer against any funds to the credit of the Corporation with any of its depositaries except as otherwise provided for by resolution of the Board of Directors; and the Controller may, with the approval of the Board of Directors or of the Chairman of the Board of Directors or the President, delegate such duties by designation in writing, to one or more of his/her assistants. The Controller shall compile and maintain such accounting and statistical records and data as may be required, and shall prepare and submit to the executive officers and to the Board of Directors such periodical and special financial statements as may be called for by them. The Controller shall be subject in all matters to the control of the Board of Directors.

         SECTION 12.       ASSISTANT CONTROLLER.

         The Board of Directors may appoint an Assistant Controller, or more than one, each of whom shall have such powers and shall perform such duties of the Controller as shall be assigned by the Board of Directors.

         SECTION 13.       POWERS AND DUTIES OF THE GENERAL AUDITOR.

         The Board of Directors may appoint a General Auditor who shall be under the direction of the Chief Financial Officer of the Corporation and who shall have such powers and perform such duties as may be delegated by the Board of Directors. Included among the General Auditor's responsibilities may be the review of accounting, financial and other operations to assure effective controls and follow-through of policies and procedures, the safeguarding and proper use of assets, the appropriateness of financial statements, underlying records and reports, and the compliance with accounting standards and requirements. The General Auditor shall have the right to report directly to the Audit Committee of the Board of Directors on any matters of significance coming to the General Auditor's attention in the conduct of the office.


                                  CAPITAL STOCK

         SECTION 1.        CERTIFICATES OF STOCK.

         The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors, the President, Executive Vice President, Senior Vice President or Vice President and also by the Treasurer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof.

         The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock

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certificate  of the  Corporation  signed and  executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificates.

         The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's capital stock records.

         All certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled except in case of a lost or destroyed certificate.

         The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

         SECTION 2.        LOST CERTIFICATE.

         The Corporation may issue a new certificate for shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in forms satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

         SECTION 3.        TRANSFER OF SHARES.

         Shares of the capital stock of the Corporation shall be transferable by the owner thereof in person or by a duly authorized attorney, upon surrender of the certificates therefor properly endorsed. The Board of Directors, at its option, may appoint a transfer agent and registrar, or one or more transfer agents or one or more registrars, or either, for the stock of the Corporation.

         SECTION 4.        REGULATIONS.

The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of certificates for shares of the capital stock of the Corporation.

         SECTION 5.        CORPORATE SEAL.

         The Seal of the Corporation shall be in substantially the following form:

[Seal]

         The seal of the Corporation shall be in the charge of the Secretary and whenever used shall be attested by an officer of the Corporation. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and used by an officer of the Corporation.

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                                  MISCELLANEOUS

         SECTION 1.        DIVIDENDS.

         Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid from any source permitted by law.

         SECTION 2.        FISCAL YEAR.

         The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December.

         SECTION 3.        VOTING OF SHARES HELD BY CORPORATION.

         Shares in another corporation owned by the Corporation may be voted by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President, Treasurer or Secretary, or by proxy appointed by such officer unless some other person, by resolution of the Board of Directors, shall be appointed to vote such shares. The Corporation shall not directly or indirectly vote any shares issued by it.

         SECTION 4.        CUSTODY, SALE AND TRANSFER OF SECURITIES.

         Custody of the Corporation's securities shall be with such person or persons, individual or corporate, as from time to time may be designated by resolution of the Board of Directors. Securities directed to be kept in safe deposit boxes shall be deposited and withdrawn therefrom only on orders issued by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, an Executive Vice President, a Senior Vice President, a Vice President, the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer, and counter-signed by the Controller or an Assistant Controller. The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or any Vice President shall each have power to endorse and/or to deliver for sale, assignment or transfer certificates of stock or bonds or other securities or receipts therefor registered in the name of or belonging to the Corporation, whether issued by the Corporation or by any corporation, government, state or municipality; and the Board of Directors from time to time may confer like power upon any other officer, agent or person by resolution fully adopted at any regular or special meeting of the Board of Directors. Every such endorsement must be countersigned by the Controller or an Assistant Controller.

         SECTION 5.        TAKING RECORDS OF STOCKHOLDERS.

         For the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any action, the Board of Directors shall fix, in advance, the record date for any such determination of stock-holders. The date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more then 60 days before any other action.

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

                                     NOTICES

         SECTION 1.        NOTICES.

         Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by facsimile transmission, shall be the time of the giving of the notice.

         SECTION 2.        WAIVERS.

         A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1.        RIGHT TO INDEMNIFICATION.

         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         SECTION 2.        RIGHT TO ADVANCEMENT OF EXPENSES.

         The right to indemnification conferred in Section 1 of the ARTICLE VII shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of

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

expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (herein after a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         SECTION 3.        RIGHT OF INDEMNITEE TO BRING SUIT.

         If a claim under Section 1 or 2 of this ARTICLE VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stock-holders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VII or otherwise shall be on the Corporation.

         SECTION 4.        NON-EXCLUSIVITY OF RIGHTS.

         The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 5.        INSURANCE.

         The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would

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

have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECTION 6.        INDEMNIFICATION   OF  EMPLOYEES  AND  AGENTS  OF  THE
                           CORPORATION.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         SECTION 7.        AUTOMATIC CONFORMITY TO LAW.

         The intention of this By-law is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against or (b) so permitted at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive and permitted by law to be applicable. If the indemnification permitted by law at this present time, or at any future time, shall be broader or more inclusive than the provisions of this By-law, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by law at any time and this By-law shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.


                                   AMENDMENTS

         The stockholders or the Board of Directors of the Corporation may amend or repeal the By-laws or adopt new By-laws. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting shall be required to amend or repeal the By-laws or to adopt new By-laws. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, such action by the Board of Directors requires an affirmative vote of not less than a majority of the members of the Board of Directors then in office.


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